Consent of Independent Registered Public Accounting Firm

The Board of Trustees of the
Allianz Variable Insurance Products Trust:

We consent to the incorporation by reference, in this Registration Statement on Form N-14 (the "Registration Statement"), our reports dated February 26, 2016 relating to the Financial Statements and Financial Highlights of Allianz Variable Insurance Products Trust, appearing in the December 31, 2015 Annual Report to Shareholders. We also consent to the references to us under the headings "Financial Highlights" in the Proxy Statement/Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which constitute parts of the Registration Statement.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in the Registration Statement on Form N-1A (File No. 333-83423), incorporated by reference into this Registration Statement.

/s/ KPMG LLP

Columbus, Ohio
July 15, 2016